UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Long Lake Road, Suite 100, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on May 26, 2023 by Zivo Biosciences, Inc. (the “Company”), the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) on May 23, 2023, notifying the Company that it was not in compliance with the stockholders’ equity requirement of $2,500,000, as set forth in Nasdaq Listing Rule 5550(b) (the “Stockholders’ Equity Rule”). On May 30, 2023, the Company requested a hearing with the Nasdaq Hearings Panel (“Panel”), which was held on July 13, 2023. At the hearing, the Company presented its plan to regain compliance with the Stockholders’ Equity Rule.

On August 4, 2023, the Company received a notification letter from the Nasdaq notifying the Company that the Panel has granted the Company’s request to provide an extension until November 20, 2023 (the “Exception Period”), to regain compliance with the Stockholders’ Equity Rule for continued listing on Nasdaq. The Panel further noted that the Exception Period for continued listing is subject to a filing of a registration statement on Form S-1 by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or before October 5, 2023.  The Panel concluded that the Exception Period is justified in this case in light of the Company’s efforts to resolve its current equity deficiency and the steps it has taken thus far to prepare for regaining compliance. The Panel further noted that it does not view the Company’s continued listing during the exception period to be an undue risk to the financial markets nor prospective investors (the “Panel’s Decision”).

In addition, during the Exception Period, the Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. Furthermore, until the end of the Exception Period, the Company is required to provide prompt notification to the Panel of any significant events that may affect the Company’s compliance with Nasdaq requirements.

The Company intends to regain compliance with the Stockholders’ Equity Rule prior to the end of the Extension Period set forth in the Panel’s Decision. However, until Nasdaq has reached a final determination that the Company has regained compliance with the applicable Nasdaq requirements, there can be no assurances regarding the continued listing of the Company’s securities on Nasdaq. The delisting of the Company’s securities from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

Forward-looking Statements

Certain statements included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding the Company’s plans, objectives, projections and expectations relating to the Company’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements, including the Company’s ability to regain and/or maintain compliance with the Stockholders’ Equity Rule or otherwise achieve any other requirements included in the Panel’s Decision, are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in Company’s most recent Annual Report on Form 10-K, and the Company’s other Periodic and Current Reports filed with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Date: August 9, 2023

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